Exhibit 23(b)


ARTHUR ANDERSEN LLP
ATLANTA, GEORIGA






Mississippi Power Company:

         As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Mississippi Power Company dated December 5, 1995.


                              /s/Arthur Andersen LLP

December 18, 1995